AMENDMENT NO. 2 TO SECURITIES PURCHASE AGREEMENT, SENIOR
SECURED CONVERTIBLE NOTES, WARRANTS AND SECURITY AGREEMENT

This AMENDMENT NO. 2 TO SECURITIES PURCHASE AGREEMENT, SENIOR SECURED CONVERTIBLE NOTES, WARRANTS AND SECURITY AGREEMENT (this “Amendment”) is made and entered into as of September 19, 2008, by and among Biophan Technologies, Inc., a Nevada corporation (the “Biophan”), and Castlerigg Master Investments Ltd (the “Purchaser”) and the other parties to the Securities Purchase Agreement, dated as of October 11, 2006 (the “Purchase Agreement”), pursuant to which Biophan issued and sold to the an aggregate of $7,250,000 of Notes and certain Warrants.

RECITALS

Capitalized terms used and not defined in this Amendment shall have the respective meanings set forth in the Purchase Agreement or in the Forbearance Agreement, dated as of February 16, 2007 with the holders of the Notes (the “Forbearance Agreement”).

In connection with the Purchase Agreement, Biophan and the Purchasers entered into a Security Agreement, dated as of October 11, 2006 (the “Security Agreement”), pursuant to which Biophan agreed to pledge and grant a security interest in the Collateral (as defined in the Security Agreement).

On October 11, 2007, Biophan and the Purchasers entered into an AMENDMENT NO. 1 to SECURITIES PURCHASE AGREEMENT, SENIOR SECURED CONVERTIBLE NOTES, WARRANTS AND SECURITY AGREEMENT (“Amendment No. 1”).

Whereas, Biophan and the Purchasers have agreed that it is their mutual best interests for Biophan to repay the Notes and, to accomplish the same, now wish to further modify certain of the terms of the Purchase Agreement, Notes, Warrants and the Security Agreement.

    NOW, THEREFORE, in consideration of the foregoing Recitals and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Biophan and each Purchaser, severally and not jointly, agree as follows:

1. Amendments to Purchase Agreement and the Notes.

(a) Purchaser may elect, by written notice to such effect delivered to Biophan no later than September 19, 2008 (the “Repayment Election Notice”), to accept, in repayment of its Note in full and satisfaction and cancellation of all of Biophan’s obligations under the Transaction Documents (other than the Warrants and the Fee Warrants (as defined in the Forbearance Agreement) if Purchaser elects to retain the same as hereinafter provided, or including the Warrants and the Fee Warrants if the same are surrendered as hereinafter provided), either (i) to surrender its Warrants and Fee Warrants to Biophan for cancellation, and in consideration receive the “Cash Payment”, the “Repayment Shares” and the “Premium Shares” allocated to Purchaser under the columns on the attached table that are designated as “Option A - Premium Shares and Cancellation of Warrants”, or (ii) to retain its Warrants and Fee Warrants on their current terms without any modification, amendment or other adjustment solely by reason of this Amendment, and receive the “Cash Payment” and the “Repayment Shares” allocated to Purchaser under the columns on the attached table that are designated as “Option B - Warrants Remain in Place”.

(b) If Purchaser executes and deliveres this Amendment, but fails to deliver timely to Biophan a Repayment Election Notice, Purchaser shall be deemed to have given Biophan notice of its election to receive the consideration set forth in (a)(i) above, and to surrender to Biophan on or before September 25, 2008 its Warrants for cancelation.

2. Continued Validity of Transaction Documents under Purchase Agreements. The parties hereto agree that (x) this Amendment shall be effective only if executed and delivered by all of the Purchasers, and (y) the Purchase Agreement and the Transaction Documents entered into in connection therewith (as amended by this Amendment), and the Forbearance Agreement, remain in full force and effect, modified to the extent and only to the extent necessary to give effect to this Amendment and the transactions herein contemplated.

3. Entire Agreement. This Amendment and the Transaction Documents and the Forbearance Agreement, together with the exhibits and schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

4. Equal Treatment of Purchasers. No consideration shall be offered or paid to any person to amend or consent to a waiver or modification of any provision of any of the Transaction Documents (or the Forbearance Agreement) unless the same consideration is also offered to all of the parties to the Transaction Documents (and the Forbearance Agreement). For clarification purposes, this provision constitutes a separate right granted to Purchaser and each of the other parties to the Purchase Agreement by Biophan and negotiated separately by Purchaser and each of the other parties to the Purchase Agreement, and is intended to treat, for Biophan, the Purchaser and the other parties to the Purchase Agreement as a class and shall not in any way be construed as the Purchasers acting in concert or as a group with respect to the purchase, disposition or voting of Securities or otherwise.

5. Public Announcement. Biophan shall, by 8:30 a.m. Eastern time on September 24, 2008, issue a press release disclosing the material terms of the transactions contemplated hereby and timely file a Current Report on Form 8-K (the “8-K Filing”), attaching such press release and this Amendment. From and after the filing of the 8-K Filing with the Commission, the Company represents that Purchaser shall not be in possession of any material, nonpublic information received from the Company, any of its Subsidiaries or any of its respective officers, directors, employees or agents that is not disclosed in the 8-K Filing. Biophan shall not, and shall cause each of its Subsidiaries and its and each of their respective officers, directors, employees and agents, not to, provide Purchaser with any material, nonpublic information regarding the Company or any of its Subsidiaries from and after the filing of the 8-K Filing with the Commission without the express written consent of Purchaser.

6. Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective as specified in the Purchase Agreement. The address for such notices and communications shall be as set forth on the signature pages attached to the Purchase Agreement.

7.	Miscellaneous.

7.1. Amendments; Waivers. No provision of this Amendment may be waived or amended except in a written instrument signed, in the case of an amendment, by Biophan, Purchaser and all of the other parties to the Purchase Agreement or, in the case of a waiver, by the party against whom enforcement of any such waiver is sought. No waiver of any default with respect to any provision, condition or requirement of this Amendment shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right.

7.2. Amendment Controls. If any topic is addressed both in the Purchase Agreement (or any document related thereto) and in this Amendment, this Amendment shall control.

7.3 Construction. The headings herein are for convenience only, do not constitute a part of this Amendment and shall not be deemed to limit or affect any of the provisions hereof. The language used in this Amendment will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

7.4 Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Amendment shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. The parties agree that Section 7.9 of the Purchase Agreement shall apply to this Amendment as if set forth in its entirety herein.

7.5 Survival. The representations and warranties contained herein shall survive for the applicable statue of limitations.

7.6 Execution. This Amendment may be executed in two or more counterparts, all of which when taken together shall be considered one and the same document and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart.

7.7 Severability. If any provision of this Amendment is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Amendment shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision that is a reasonable substitute therefore, and upon so agreeing, shall incorporate such substitute provision in this Amendment.

7.8 Independent Nature of Purchasers’ Obligations and Rights. The obligations of Purchaser hereunder are several and not joint with the obligations of any other party to the Purchase Agreement, and Purchaser shall not be responsible in any way for the performance of the obligations of any other party to the Purchase Agreement. Nothing contained herein, and no action taken by Purchaser pursuant hereto, shall be deemed to constitute Purchaser as a member of a partnership, an association, a joint venture or any other kind of entity, or create a presumption that Purchaser and any of the other parties to the Purchase Agreement are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated hereby. Purchaser shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Amendment and it shall not be necessary for any party to the Purchase Agreement to be joined as an additional party in any proceeding for such purpose. Purchaser has not relied upon the same legal counsel in its review and negotiation of this Amendment. Biophan has elected to provide Purchaser with the same terms and form of Amendment as provided to all other parties to the Purchase Agreement for the convenience of Biophan and not because it was required or requested to do so by any party to the Purchase Agreement. Purchaser represents that it has been represented by its own separate legal counsel in its review and negotiations of this Amendment.

(Signature Pages Follow)

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized signatories as of the date first indicated above.

BIOPHAN TECHNOLOGIES, INC.

By:
Name: John F. Lanzafame
Title: Chief Executive Officer

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK
SIGNATURE PAGE FOR PURCHASERS FOLLOWS]

IN WITNESS WHEREOF, the undersigned have caused this Amendment to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Investing Entity: Castlerigg Master Investments Ltd.

Signature of Authorized Signatory of Investing Entity:

Name of Authorized Signatory:

Title of Authorized Signatory:

Email Address of Authorized Entity:

Initial Below to Indicate Choice

Option A - Premium shares and cancellation of warrants

Option B - Warrants remain in place